CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Focused International Equity Fund of our report dated December 18, 2025, relating to the financial statements and financial highlights, which appears in Putnam Focused International Equity Fund’s Annual Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 19, 2026